Exhibit 99.1

FINANCIAL STATEMENTS

NEOFORCE GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations Consolidated Statements of Shareholder’s/Members’ Deficit
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of NeoForce Group, Inc.

We have audited the accompanying consolidated balance sheets of NeoForce Group, Inc. and affiliate (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, shareholder’s/members’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NeoForce Group, Inc. and affiliate, as of December 31, 2014 and 2013, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP

San Francisco, CA

November 24, 2015

NEOFORCE GROUP INC. AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash	$39,192	$59,434
Accounts receivable	126,974	112,945
Inventory	60,071	59,743

Total current assets	226,237	232,122
Long-term assets
Property and equipment, net	58,708	87,797
Security Deposit	4,000	4,000

Total assets	$288,945	$323,919

Liabilities and shareholder’s/members’ deficit
Current liabilities
Accounts payable	$18,912	$905
Accrued liabilities	80,531	82,944
Loan payable	236,000	236,000
Shareholder loan	—	34,305

Total current liabilities	335,443	354,154

Shareholder’s/Members’ Deficit
Common stock, no par value, 100 shares authorized and outstanding	100	100
Retained earnings	492,530	460,293
Controlling interest in NeoForce Innovations	(269,564)	(245,314)

Total controlling shareholder’s equity (deficit)	222,966	214,979
Non-controlling interest in NeoForce Innovations	(269,564)	(245,314)

Total accumulated deficit	(46,598)	(30,335)

Total shareholder’s/members’ deficit	(46,498)	(30,235)

Total liabilities and shareholder’s/members’ deficit	$288,945	$323,919

See accompanying notes to consolidated financial statements

NEOFORCE GROUP INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year Ended December 31,
	2014	2013
Revenue	$987,853	$1,219,859
Cost of goods sold	484,784	604,433

Gross profit	503,069	615,426
Operating expenses	500,453	514,387

Operating income	2,616	101,039
Interest expense	(18,879)	(21,279)

Net income (loss)	(16,263)	79,760

Net loss attributable to non-controlling interest	(24,250)	(26,023)

Net income attributable to controlling interest	$7,987	$105,783

See accompanying notes to consolidated financial statements.

NEOFORCE GROUP, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S/MEMBERS’ DEFICIT

				NeoForce Innovations, LLC.
	Common Stock		Retained	Controlling	Non-controlling	Total
	Shares	Amount	Earnings	Interest	Interest	Deficit
Balance - January 1, 2013	100	$100	$328,487	($219,291)	($219,292)	($109,995)
Net income (loss)	—	—	131,806	(26,023)	(26,023)	79,760

Balance - December 31, 2013	100	100	460,293	(245,314)	(245,314)	(30,235)
Net income (loss)	—	—	32,237	(24,250)	(24,250)	(16,263)

Balance -December 31, 2014	100	$100	$492,530	($269,564)	($269,564)	($46,498)

See accompanying notes to consolidated financial statements

NEOFORCE GROUP, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(16,263)	$79,760
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	29,089	29,089
Change in operating assets and liabilities:
Accounts receivable	(14,029)	(25,529)
Inventory	(328)	6,912
Accounts payable	18,007	(10,598)
Accrued liabilities	(2,413)	(7,787)

Net cash provided by operating activities	14,063	71,847

Cash flows from financing activities:
Repayment of shareholder loan	(34,305)	(10,000)
Repayment of long term debt	—	(100,000)

Net cash used in financing activities	(34,305)	(110,000)

Net decrease in cash	(20,242)	(38,153)

Cash, beginning of period	59,434	97,587

Cash, end of period	$39,192	$59,434

Cash paid during the years for:
Interest	$22,499	$29,900

See accompanying notes to consolidated financial statements.

Neoforce Group, Inc.

December 31, 2014 and 2013

Notes to Consolidated Financial Statements

Note 1. Description of Business

Neoforce Group, Inc. (“NeoForce”) was incorporated in the State of Delaware on August 1, 2005, and is located in Ivyland, Pennsylvania. NeoForce develops and distributes innovative pulmonary resuscitation solutions for neonates and leverages its technology platform to expand into the broader pediatric and adult markets. NeoForce’s products include the NeoPIP™ Infant T-Piece Resuscitator and the CPRNome Resuscitation Timer. NeoForce made a valid election to be taxed as an S-corporation.

NeoForce Innovations, LLC (“Innovations”) was incorporated in the State of Delaware on November 19, 2007, and is located in Ivyland, Pennsylvania. NeoForce initially owned a 50% member interest, and an unrelated third party owned the remaining 50%. NeoForce transferred its 50% member interest to its one shareholder in 2012. Innovations is treated as a partnership for tax purposes. Innovations was established to design and patent a device (“Ispira”) leveraging NeoForce’s neonatal resuscitation product platform to provide effective rescue breaths to pediatric and adult patients in conjunction with integrated cardiac defibrillators

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of NeoForce and its affiliate Innovations, collectively the Company. (See Note 3) All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates included in the consolidated financial statements include the allowances for accounts receivable and inventory.

Concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash at two commercial banks that management believes are of high credit quality. Cash deposited with these commercial banks did not exceed the Federal Deposit Insurance Corporation insurable limit at December 31, 2014 and 2013.

For the year ended December 31, 2013, two customers contributed 48% of the Company’s total revenue. These two customers accounted for 38% of the accounts receivable balance as of December 31, 2013. For the year ended December 31, 2014, no one customer accounted for greater than 10% of the Company’s total revenue.

Accounts Receivable

Accounts receivable as of December 31, 2014 and December 31, 2013 consist of balances due from customers in the normal course of business. The Company did not record an allowance for doubtful accounts as this balance was deemed fully collectible.

Inventory

Inventory as of December 31, 2014 and December 31, 2013 consists of finished goods. Inventory is stated at the lower of cost or market determined under the first-in, first-out (“FIFO”) method.

Property and Equipment, Net

Property and equipment are stated at cost net of accumulated depreciation and depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the term of the lease. Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	the sales price is fixed or determinable;

•	collection of the relevant receivable is probable at the time of sale; and

•	delivery has occurred or services have been rendered.

For a majority of sales, where the Company delivers its product to hospitals or medical facilities, the Company recognizes revenue upon delivery, which represents satisfaction of the required revenue recognition criteria. The Company does not offer rights of return or price protection and it has no post-delivery obligations. The Company provides a limited one-year warranty to most customers. Estimated warranty obligations are recorded at the time of sale and to date, warranty costs have been insignificant

Income Taxes

NeoForce has elected S corporation status for federal and state income tax purposes. NeoForce and Innovations are pass-through entities which file income tax returns as an S-corporation and a partnership, respectively. Consequently, taxable income flows through and is taxed to the shareholders/members on their personal income tax returns. Accordingly, no provision for federal or state income taxes is included in the consolidated financial statements.

In accordance with the Financial Accounting Standards Board (“FASB”) guidance on Accounting for Uncertainty in Income Taxes, NeoForce utilizes a two-step approach to recognizing and measuring uncertain tax positions by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. For the years ended December 31, 2014 and 2013, there were no liabilities recorded for unrecognized tax benefits related to tax positions taken in the current period. NeoForce considers many factors when evaluating and estimating its tax position and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes.

In accordance with the FASB guidance, NeoForce has elected to include interest and penalties related to its tax contingencies in income tax expense. There were no accruals for interest and penalties related to uncertain tax positions for the years ended December 31, 2014 and 2013.

NeoForce files U.S. federal tax returns and Pennsylvania state tax returns. The tax years of 2011 through 2014 remain open and subject to examination by the appropriate governmental agencies in the United States and Pennsylvania.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB, and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s consolidated financial position or results of operations upon adoption.

Note 3. Variable Interest Entity

The Company follows FASB Accounting Standards Codification (“ASC”) 810, Consolidation, relating to consolidation of certain variable interest entities (“VIEs”).

The Company consolidates a VIE in which it is deemed to have a controlling financial interest as a result of having the power to direct the activities that most significantly impact the VIE’s economic performance, and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. If the Company has a controlling financial interest in a VIE, the assets, liabilities, and results of operations of the VIE are included in the Company’s consolidated financial statements.

One of Innovation’s two equity members is the sole shareholder of NeoForce and owns 50% of innovations. Further, NeoForce is the guarantor of Innovation’s long term debt with a financial institution.

The Company’s consolidated financial statements include the accounts and operations of Innovations although it has less than a majority ownership. The Company determined it is the primary beneficiary of Innovations since the Company has the power to direct or cause the direction of activities that most significantly impact the entity on a day-to-day basis. The carrying amounts of the assets and liabilities of Innovations included in the accompanying consolidated financial statements are $34,598 and $573,727, respectively, at December 31, 2014 and $51,897 and $542,525, respectively, at December 31, 2013. The assets and liabilities consist primarily of property and balances due to Neoforce (which are eliminated in consolidation), and long term debt with a financial institution. The Company believes its maximum exposure to risk represents the obligations under the loan payable that has an outstanding balance of $236,000 as of December 31, 2014 and is guaranteed by NeoForce.

Note 4. Fair Value of Financial Instruments

The carrying value of the Company’s cash, accounts receivable, and accounts payable, approximate fair value due to the short-term nature of these items. Based on the borrowing rates currently available to the Company for debt with similar terms and consideration of default and credit risk, the carrying value of the shareholder loan and loan payable approximates their fair value, as of December 31, 2014 and 2013.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

•	Level I	Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level II	Inputs other than quoted prices included within Level I that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

•	Level III	Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Note 5. Property and Equipment, Net

Property and equipment consisted of the following:

	December 31, 2014	December 31, 2013
Furniture and fixtures	$6,511	$6,511
Machinery and Equipment	117,296	117,296
Computer hardware	26,279	26,279
Leasehold improvements	51,937	51,937

	202,023	202,023
Less accumulated depreciation and amortization	(143,315)	(114,226)

Total	$58,708	$87,797

Depreciation expense was $29,089 for each of the fiscal years ended December 31, 2013 and December 31, 2014.

Note 6. Shareholder loan

On August 1, 2006 the Company received an advance of $30,000 from a former shareholder of the Company. The loan had an original maturity date of April 1, 2007 and bore an interest rate of 6.25% per annum. As of December 31, 2013 the shareholder loan was in default. The outstanding principal and accrued interest were paid in full in July 2014.

Note 7. Current loan payable

In December 2007, Innovations entered into a Seed Capital Funding Agreement (“Agreement”) with Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”) to fund up to $300,000 for verification of clinical indications to support procedural effectiveness, regulatory user fees and costs associated with intellectual property assessments and clinical studies. Innovations borrowed $236,000 under the terms of the Agreement at a rate of 8% per annum with the aggregate principal and accrued interest due and payable on December 31, 2013.

As additional compensation for BFTP entering into the Agreement, Innovations issued a warrant to BFTP. The warrant had a term of nine years. The warrant was exercisable into an equity interest in Innovations based on a formula that would be determined and contingent on the pricing of subsequent issuances of equity interests by Innovations. There have been no issuances of equity interests by Innovations since inception of the Agreement and therefore the Company has determined that the warrant had an immaterial fair value as of December 31, 2014 and December 31, 2013.

During December 2011, the Company entered into a consent and waiver agreement with BFTP which provided for NeoForce to subordinate its loan to Innovations and for NeoForce to become a guarantor of the debt Agreement between BFTP and Innovations. The principal balance due pursuant to the Agreement is $236,000 as of December 31, 2014 and 2013. Accrued interest of $77,494 and $73,874 are included in accrued expenses on the balance sheets as of December 31, 2014 and 2013, respectively.

Starting on June 28, 2013, and ending on July 8, 2015, the Company made interest payments on a monthly basis of $2,500, which totaled $57,000 over that period. No principal payments were made during this period. The original loan balance plus accrued interest was settled and paid in full on September 8, 2015.

As of December 31, 2013, the BFTP loan was classified as a current liability, as it had an original maturity date of December 31, 2013. As of December 31, 2014, the BFTP loan was in default and therefore classified as a current liability on the balance sheet.

Note 8. Long term debt

On April 22, 2012, Innovations entered into a loan agreement with Katherine Crothall for $100,000. The loan had an original maturity date of April 1, 2014 and bore an interest rate of 10% per annum. Accrued and unpaid interest was payable upon the maturity of the note.

During 2013, Innovations repaid the loan in equal installments of $50,000 on January 17, 2013 and July 23, 2013, plus accrued interest of $2,000 and $7,400, respectively.

Note 9. Commitments

Facility Leases

The Company leases office space under a month to month leasing arrangement. Total rent expense was $28,525 and $27,580 for the years ended December 31, 2014 and 2013, respectively.

Note 10. Subsequent Events

On September 4, 2015, Innovations entered into an Intellectual Property Assignment Agreement with NeoForce, in which it assigned, transferred and conveyed to NeoForce all of its rights, title and interest to its intellectual property rights, including the patents.

On September 8, 2015, the Company entered into an Asset Purchase Agreement with NeoForce Acquisition, Inc., a wholly owned subsidiary of Capnia, Inc. to sell substantially all of its assets, in exchange for an upfront payment of $1.0 million and royalties on future sales. The assets sold consisted primarily of tangible assets, customer contracts and patents.

The Company repaid all principal and accrued interest due on the outstanding BFTP loan payable on September 8, 2015.